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                                                                   EXHIBIT 10.11


                  TRADE NAME AND TRADEMARK LICENSE AGREEMENT
                  ------------------------------------------


     Agreement made as of __________, 1999, by and between OLIN CORPORATION, a Virginia corporation with offices at 501 Merritt 7, Norwalk, Connecticut 06856-4500 ("Olin") and ARCH CHEMICALS, INC., a Virginia corporation with offices at 501 Merritt 7, Norwalk, Connecticut 06851 ("ARCH ").

     In consideration of the mutual covenants and obligations hereunder, Olin and ARCH (the "Parties" and each individually a "Party") agree as follows:

     WHEREAS, Olin has transferred to ARCH the Arch Assets and the Arch Business
pursuant to the Distribution Agreement dated as of [             ] between Olin
and ARCH (the "Distribution Agreement"), in anticipation of the spin-off of ARCH to the shareholders of Olin; and

     WHEREAS, ARCH wishes to use, and Olin is willing to license ARCH to use, certain trade names and trademarks associated with the Arch Business for the limited purposes provided herein.

     NOW, THEREFORE, Olin and ARCH agree as follows:

1    DEFINITIONS.  Capitalized terms used herein without definitions shall have
     -----------
the respective meanings ascribed thereto in the Distribution Agreement


     1.1  AFFILIATE.  "Affiliate" shall mean, when used with respect to a
          ---------
specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     1.2  CONTROL.  "Control" shall mean the possession, directly or indirectly,
          -------
of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     1.3  PERSON.    "Person" shall mean any natural person, corporation,
          ------
business trust, joint venture, association, company, partnership or government, or any agency or political sub-division thereof.

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                                                CONFIDENTIAL DRAFT DEC. 29, 1998

     1.4  TRADE NAMES.  "Trade Names" shall mean all of, and "Trade Name" shall
          -----------
mean any of, the following: OLIN, OLIN CORPORATION, OLIN MICROELECTRONIC MATERIALS, and OLIN CHEMICALS.

     1.5  TRADEMARKS.  "Trademarks" shall mean any or all of the trademarks
          -------------
listed in Appendix A.

2.   LICENSE.  Olin hereby grants to ARCH and its Subsidiaries companies a
     -------
worldwide, nonexclusive, royalty-free license to use the Trade Names and Trademarks in accordance with the terms of this Agreement.

3.   LIMITED USE.
     -----------

     3.1 ARCH shall use the Trade Names and Trademarks only to the extent reasonably necessary:

          (i) To inform its customers and the public that ARCH includes the Arch Business and products formerly conducted or sold by Olin under the Trade Names and/or the Trademarks. In all uses of the Trade Names, ARCH shall ensure that the Trade Name appear in a less prominent position than its current business name, and appears only to inform the public (e.g., "ARCH Chemicals, Inc., formerly Olin Microelectronic Materials").

          (ii) For purposes of operating under permits, licenses, and other governmental authorizations granted to Olin and assigned to ARCH (collectively "Permits"), and to provide ARCH the time necessary to amend the existing Permits or file applications for new Permits in ARCH's own name, and to continue required reporting or product delivery under the Trade Name(s) until the earlier of the effective date of the amended or new permits or the expiration of this Agreement.

          (iii) For completion of contracts and other agreements entered into by Olin prior to the Distribution Date under the Trade Names.

          (iv) To use up stocks of packaging and forms purchased by Olin and any of its subsidiaries prior to the Distribution Date and transferred to ARCH and any of its Subsidiaries.

     3.2 ARCH shall not use any of the Trade Names and/or Trademarks in any manner that suggests an agency, partnership, or joint venture relationship with Olin.

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                                                CONFIDENTIAL DRAFT DEC. 29, 1998

     3.3 Olin reserves all rights in the Trade Names and/or Trademarks not expressly granted to ARCH herein.

     3.4 Olin agrees not to use any of the Trademarks or to renew the registration of any Trademarks which include as a part thereof, any trademark transferred to ARCH as of the Distribution Date pursuant to a certain Intellectual Property Transfer and License Agreement between ARCH and Olin of even date herewith. Olin further agrees not to use any of the Trademarks or to renew the registration of any Trademarks with respect to products for swimming pool, spa or hot tub applications.

4.   REASONABLE EXTENSION.  Olin shall not withhold its approval of any
     --------------------
extension of time that ARCH may reasonably request to continue to use any of the Trade Names or Trademarks, so long as (i) in Olin's reasonable judgment, ARCH is diligently proceeding in good faith to eliminate its use of any of the Trade Names and Trademarks, and (ii) in no event shall any such extension exceed 18 months following the Distribution Date.

5.   QUALITY CONTROL.  Upon Olin's request, ARCH will provide Olin with samples
     ---------------
of each use of a Trade Name or Trademark for Olin's review and approval. ARCH shall immediately correct any deficiencies noted by Olin for failure to comply with this Agreement. The products sold by ARCH using a Trademark shall be of at least the same quality as those sold by Olin under such Trademark prior to this Agreement.

6.   NO WARRANTY.  Olin is licensing the Trade Names and Trademarks to ARCH  "AS
     -----------
IS." Olin makes no representations or warranties as to the Trade Names or Trademarks, and hereby excludes all warranties, express or implied.

7.   OWNERSHIP.  ARCH  acknowledges that Olin is the owner of the Trade Names
     ---------
and Trademarks and owns all rights in the Trade Names and Trademarks, except for trademarks transferred by Olin to ARCH on the Distribution Date. ARCH shall take no action during or following the term of this Agreement contrary to, or in conflict with, Olin's rights in the Trade Names and Trademarks. Olin shall take no action during or following the term of this Agreement contrary to, or in conflict with, ARCH's rights in any trademark transferred by Olin to ARCH as of the Distribution Date.

8.   INDEMNIFICATION.  ARCH  agrees to defend, indemnify, and hold Olin harmless
     ---------------
from and against all losses, expenses (including reasonable legal fees and costs), damages, injuries, liabilities, and claims arising out of or relating to ARCH's use of any of the Trade Names and Trademarks.

9.   TERM AND TERMINATION.
     --------------------

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                                                CONFIDENTIAL DRAFT DEC. 29, 1998

     9.1 This Agreement shall be effective for one (1) year beginning on the Distribution Date, unless sooner terminated as provided herein.

     9.2 If either Party commits a material breach of this Agreement, then the non-breaching Party may give notice thereof in writing to the breaching Party. Upon receipt of such notice, the breaching Party shall have thirty
     (30) days from the date of receipt of such notice to cure such material breach. If the alleged material breach is not cured within such thirty
     (30) day period, the non-breaching Party may terminate this Agreement by sending a written notice of termination to the breaching Party. In such event, neither Party waives any rights to recover damages from such termination.

     9.3 Immediately upon expiration or termination of this Agreement, ARCH will cease and desist from all uses of any of the Trade Names and Trademarks except for those trademarks transferred by Olin to ARCH as of the Distribution Date.

     9.4 Each Party's obligations under Articles 6, 7, 8 and 9 shall survive expiration and termination of this Agreement.

10.  FURTHER ASSURANCES.  Each Party will execute all documents reasonably
     ------------------
requested by the other to effect any of the provisions of this Agreement.

11.  NOTICES.  Notices or requests to be given or made hereunder shall be
     -------
delivered in person or sent by registered mail or telefax or telex acknowledged by the operator of the addressee at the following addresses or other addresses that each Party may from time to time designate.

(a)  for ARCH:

ARCH CHEMICALS, INC.
501 Merritt 7
Norwalk, Connecticut 06851
ATTENTION: General Counsel
Tel:
Fax:

(b) for OLIN:

OLIN CORPORATION
501 Merritt 7
Norwalk, Connecticut 06856-4500
Attention: Corporate Secretary

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                                                CONFIDENTIAL DRAFT DEC. 29, 1998

Tel: (203) 356-3126
Fax: (203) 356-2011

12.  ASSIGNMENT
     ----------

12.1.1 - The Agreement shall not be assigned by either Party to a third party without the prior written consent of the other Party and any other assignment shall be void.

12.1.2 - Notwithstanding the foregoing, this Agreement may be assigned to an AFFILIATE OF A PARTY, OR A SUCCESSOR IN THE BUSINESS TO WHICH THE AGREEMENT RELATES, OR A SUCCESSOR IN ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF EITHER PARTY, PROVIDED THAT THE SUCCESSOR AGREES IN WRITING TO ACCEPT THE RIGHTS AND TO BE BOUND BY THE OBLIGATIONS OF THE ASSIGNING PARTY. THE PARTIES AGREE TO GUARANTEE THE PERFORMANCE OF THEIR AFFILIATES UNDER THIS AGREEMENT.

12.2  CHANGE OF CONTROL
-----------------------

For purposes of Section 12.1.2 the following shall be deemed an assignment by a Party of this AGREEMENT WHICH SHALL REQUIRE THE WRITTEN ASSUMPTION OF OBLIGATIONS PROVIDED FOR THEREIN:

           12.2.1:   a Person (or two or more Persons acting as a "person"
           within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than such Party, or an employee benefit plan (or related trust) of such Party, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of 15% or more of the then outstanding voting stock of such Party, or during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of such Party (together with any new director whose election by the Board or whose nomination for election by such Party's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the new directors then in office, and/or

           12.2.2:   any consolidation or merger of such Party in which such
           Party is not the continuing or surviving corporation or pursuant to which shares of such Party's common stock would be converted into cash, securities or other property other than a merger in which holders of such Party's common stock immediately prior to the merger will

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                                                CONFIDENTIAL DRAFT DEC. 29, 1998

           have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, and/or

           12.2.3:   any sale, lease, exchange or other transfer (in one
           transaction or a series of related transactions) of all or substantially all the assets of such Party, and/or

           12.2.4:   adoption of any plan or proposal for the liquidation or
           dissolution of such Party.

     12.3  VIOLATION.  Any assignment made in violation of this Article 12
           ---------
shall be considered void.

13.  GENERAL PROVISIONS.
     ------------------

     13.1  ENTIRE AGREEMENT.  This Agreement embodies the entire understanding
           ----------------
of the Parties. No amendment or modification of the Agreement shall be valid or binding upon the Parties unless it is in writing and signed by the respective duly authorized officers of the Parties.

     13.2  PARTIES ARE INDEPENDENT. This Agreement does not and shall not be
           -----------------------
deemed to make either Party the agent, legal representative or partner of the other Party for any purpose whatsoever, and neither Party shall have the right or authority to assume or create any obligation or responsibility whatsoever, expressed or implied, on behalf of or in the name of the other Party or to bind the other Party in any respect whatsoever.

     13.3  WAIVER.  The failure of either Party at any time to require
           ------
performance by the other Party of any provision hereof shall in no way affect the full right to require such performance within a reasonable time or thereafter the performance of that and all other provisions, nor shall the waiver of any succeeding breach of such provision or any other provision operate as a waiver of the provision itself.

     13.4  SEVERABILITY.  The invalidity or unenforceability of any one or more
           ------------
of the provisions of This Agreement shall not affect the validity or enforceability of the remaining provisions.

     13.5  GOVERNING LAW.   This Agreement shall be construed and governed, in
           -------------
all respects, by the law of the State of Connecticut applicable to contracts made and to be performed in that state without reference to any provisions relating to conflicts of law.

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     13.6  JURISDICTION.  Each Party hereby irrevocably and unconditionally
           ------------
submits, for itself and its property, to the nonexclusive jurisdiction of any Connecticut State court or Federal court of the United States of America sitting anywhere within a radius of 50 miles from Norwalk, Connecticut, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Connecticut State court or, to the extent permitted by law, in such Federal court. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     13.7  VENUE.  Each Party  hereby irrevocably and unconditionally waives, to
           -----
the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Connecticut State court or such Federal court located anywhere within a radius of fifty (50) miles from Norwalk, Connecticut. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     13.8  SERVICE OF PROCESS.  Each Party to this Agreement irrevocably
           ------------------
consents to service of process in the manner provided for notices in Article 11 hereof. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

     13.9  COUNTERPARTS.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of this shall constitute one and the same instrument

14.  SETTLEMENT OF DISPUTES.  In the event of any disputes arising out of or in
     ----------------------
connection with the execution, interpretation, performance or nonperformance of this Agreement, ARCH and Olin shall use the following procedure prior to either Party pursuing other available legal remedies:

     14.1  ALTERNATIVE DISPUTE RESOLUTION.  Upon signing of this Agreement each
           ------------------------------
Party will designate one representative ("Representative") for the purpose of resolving disputes which may arise from time to time. Upon a dispute arising, either or both Representatives may request in writing a conference with the other. If so requested, the conference shall occur within ten (10) days of the initial written request and shall be held via telephone or at Norwalk, Connecticut, or

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                                                CONFIDENTIAL DRAFT DEC. 29, 1998

elsewhere, at the option of the Representatives. The purpose and scope of the conference shall be limited to issues related to resolving the dispute. At the conference, each Representative, or his or her designee, shall use best efforts to attempt to resolve the dispute. If the dispute has not been settled within thirty (30) days of the first meeting of the Representatives, the Parties shall establish a Management Appeal Board ("MAB") within ten (10) days of receipt of a
request by either Party to set up an MAB.   The MAB shall consist of two (2)
members of each Party's respective management. The President of OLIN shall appoint two members to represent OLIN and the President of ARCH shall appoint two members to represent ARCH. The sole purpose of MAB shall be to resolve any dispute over which the Representatives failed to resolve. The MAB members shall be persons other than the Representatives. The MAB shall meet at Norwalk, Connecticut or otherwise confer to resolve the dispute by good faith negotiations, which may include presentations by the Representatives or others.

     14.2  ARBITRATION.  In the event the Parties are unable to resolve their
           -----------
disputes after availing themselves of the processes set forth in Section 14.1 above for a period of ninety (90) days, such disputes, shall be solely and finally settled by three arbitrators in accordance with the Commercial Arbitration Rules of the AAA (the "Arbitration Rules"). The Party electing arbitration shall so notify the other Party in writing in accordance with the Arbitration Rules, and such notice shall be accompanied by the name of the arbitrator selected by the Party serving the notice. The second arbitrator shall be chosen by the other Party, and a neutral arbitrator shall be chosen by the two arbitrators so selected. If a Party fails to select an arbitrator or to advise the other Party of its selection within thirty (30) days after receipt by such a Party of the notice of the intent to arbitrate, the second arbitrator shall be selected by the AAA. If the third arbitrator shall not have been selected within thirty (30) days after the selection of the second arbitrator, the appointment of the third arbitrator shall be made by the AAA. All such proceedings shall be conducted in New York, New York. The arbitrator shall make detailed findings of fact and law in writing in support of the decision of the arbitrator panel, and is empowered to award reimbursement of attorneys' fees and other costs of arbitration to the prevailing Party, in such manner as the arbitrator panel shall deem appropriate. The provisions of this Section 14.2 shall not be deemed to preclude any Party hereto from seeking preliminary injunctive relief to protect or enforce its rights hereunder, or to prohibit any court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief, or to preclude any Party hereto from seeking permanent injunctive or other equitable relief after and in accordance with the decision of the arbitrator panel. Whether any claim or controversy is arbitrable or litigable shall be determined solely by the arbitrator panel pursuant to the provisions of this Section 14.2. Any monetary award of the arbitration panel shall include interest from the date of any breach or any violation of this Agreement. The arbitrators shall fix an appropriate rate of interest from the date of the breach or other violation to the date when the award is paid in full. The Parties agree that judgment on

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                                                CONFIDENTIAL DRAFT DEC. 29, 1998

the arbitration award may be entered in any court having jurisdiction over the Parties or their assets.

     14.3  CONTINUING OBLIGATIONS.  It is expressly agreed that the failure of
           ----------------------
the Parties to resolve a dispute on any issue to be resolved hereunder shall not relieve either Party from any obligation set forth in this Agreement. In addition, notwithstanding the pendency of any such dispute, neither Party will be excused of its obligations hereunder to cooperate with the other to effectuate the purposes of this Agreement.

     IN WITNESS WHEREOF, each Party has caused its duly authorized representative to execute this Agreement as of the date first set forth above.


OLIN CORPORATION                                  ARCH CHEMICALS, INC.


By______________                                  By___________________
  Name:                                             Name:
  Title:                                            Title:

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                                  APPENDIX A

                                  TRADEMARKS

  CARECAR

  BROMOLIN

  OLIN

  OLIN (WITH A SPLIT O)

  OLIN (WITH A SPLIT O) AND DESIGN

  OLIN DURATION

  OLIN PACE

  OLIN HYPOCAL (STYLIZED)

  OLIN PH PLUS

  ISOLIN (STYLIZED WITH A SPLIT O)

  OLIN HTH SUPER SHOCK AND DESIGN (WITH A SPLIT O) PISCINE ET LOISIRS (STYLIZED)

  PHOSPHOLIN

  THERMOLIN

  HTH OLIN

  HTH (SUB) OLIN (WITH SPLIT O) S.O.S. PISCINAS AND DESIGN

  OLIFILM

  OLIMINE

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